UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) January 25, 2012

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

Background:

Old Republic’s flagship mortgage guaranty insurance subsidiary, Republic Mortgage Insurance Company (“RMIC”) had been operating pursuant to a waiver of minimum state regulatory capital requirements since late 2009.  The waiver expired on August 31, 2011.  The business was then placed in run-off operating mode.  In this run-off situation the Company has collected renewal premiums, participated in industry modification activities, and paid valid claims on policies in force as of August 31, 2011.  No new business has been written since the latter date.

On January 19, 2012 the North Carolina Department of Insurance ("NCDOI”) issued an Order of Supervision (“Order”) providing for its immediate administrative supervision of RMIC’s run-off operations.  The Order responds to the situation caused by unprecedented losses resulting from all the factors of which you are well aware.

Supervision is an administrative proceeding under North Carolina law.  It gives the NCDOI more oversight and control with the objective of allowing the insurer to develop a corrective plan subject to the Department’s approval.  It is unlike receivership which involves rehabilitation or liquidation of a company pursuant to a formal, court-ordered proceeding.  Receivership results in its assets and management passing to a receiver who is overseen by a court.  Moreover, supervision, unlike receivership, does not constitute an event of default by RMIC or its parent holding company with regard to any of their respective debt obligations.

Effect of the Order of Supervision on RMIC’s Operations
Including the Payment of Claims:

Under the Order, RMIC continues to manage the business through its employees, and retains its status as a wholly-owned subsidiary of its parent holding company, Old Republic International Corporation.  The Order specifies that RMIC may not engage in certain activities and transactions without the prior written approval of the NCDOI Commissioner or his appointed representative for supervision.  Most significantly, the Company may not enter into material transactions, may not incur any debt or other liabilities, may not lend any of its funds, and it may not terminate or enter into new contracts of insurance or reinsurance without approval.

The primary impact on policyholders and their beneficiaries is the Order’s requirement that RMIC may not pay more than fifty percent of any claims allowed under any policy of insurance it has issued.  The remaining fifty percent shall be deferred and credited to a temporary surplus account on the books of RMIC during an initial period not to exceed one year. Accordingly, all claim payments made on January 19, 2012 and thereafter will therefore be made at the rate of fifty percent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: January 25, 2012	By: __/s/ Spencer LeRoy III_________________________
Spencer LeRoy III
Senior Vice President,
Secretary and General Counsel